                                  EXHIBIT 10.2

            EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT
                                 (ORON STRAUSS)

                  This Employment, Confidentiality and Noncompetition Agreement (this "Agreement") is made and entered into as of this 15 day of December, 1999, by and between NET.CAPITOL, INC., a Delaware corporation ("Employer"), and ORON STRAUSS ("Employee").

                  In consideration of the mutual promises and covenants contained in this Agreement, the receipt and legal sufficiency of which consideration are hereby acknowledged, the parties hereby agree as follows:

                  1. EMPLOYMENT. Employer shall employ Employee and Employee shall work for Employer in the employment position described in
EXHIBIT 1 attached, which is by this reference incorporated into and made a part of this Agreement. In this position, Employee shall perform all assigned duties, comply with all employment policies, and obey all rules, regulations and special instructions that now exist or that may in the future be established by Employer from time to time. Employee shall render such services and perform such duties at such places or in such areas or territories as Employer shall direct. Employee warrants that all information provided by Employee in applying for employment is true and correct.

                  2. EMPLOYEE PERFORMANCE. Employee accepts employment with Employer on the terms and conditions provided in this Agreement. Employee recognizes that Employee owes to Employer duties of loyalty, fidelity and obedience in all matters pertaining to such employment. Employee shall serve Employer diligently and faithfully, shall timely perform all duties to the best of Employee's ability and in compliance with Employer's reasonable standards of performance, and shall devote Employee's full time and best efforts to the conduct of Employer's business. Employee may pursue charitable, civic and political interests so long as such activities are not inconsistent with this Agreement. Employee must receive prior approval of Netivation's Executive Committee prior to accepting an advisory role (as a board member or otherwise) with another company.

                  3. COMPENSATION. In consideration for the services of Employee rendered to Employer pursuant to the terms of this Agreement, and subject to the full performance of Employee's obligations hereunder, Employer shall pay Employee according to the provisions of Employer's compensation plan described in EXHIBIT 1. Employee shall receive no compensation or benefits, including but not limited to paid holidays, paid vacation and paid health insurance, that are not set forth in EXHIBIT 1. Employee understands that the compensation plan is subject to modification by Employer at any time; provided, however, Employer shall not decrease Employee's base salary during the term of employment under this Agreement except for any decrease that is consistent with any across-the-board adjustment by Employer of its executive officers' salaries.

                  4. TERM OF EMPLOYMENT. Employee's term of employment under this Agreement shall commence on December 15,1999, and shall continue until December 14, 2002, unless prior to that date (a) Employer, for "Cause" (as defined below), terminates Employer's employment of Employee, or (b) Employer and Employee mutually agree to the termination of Employee's employment, in a writing signed by both of them in accordance with paragraph 11(G) of this Agreement. During the term of this Agreement, Employer may terminate the employment of Employee for "Cause" by giving Employee specific written notice of the cause for such termination. For the purposes of this Agreement, "Cause" shall include but not be limited to (i) Employee's disregard of lawful instructions of Employer that are consistent with Employee's position and duties set forth herein; (ii) Employee's failure to perform Employee's duties in compliance with Employer's reasonable standards of performance; (iii) Employee's willful actions which do or are likely to result in material damage or embarrassment to Employer, Employer's reputation, or Employer's other legitimate business interests; (iv) Employee's abuse or illegal use of alcohol or other drugs or controlled substances; (v) Employee's material breach of any of the terms or conditions of this Agreement; (vi) the conviction of Employee of a felony; or (vii) Employee's theft, embezzlement or misappropriation of funds from Employer. In addition, Employee's resignation shall be deemed a termination for Cause. Upon Employer giving Employee notice of termination pursuant to Subsection
(i), (ii), (iii), (iv), or (v) above, Employee shall have thirty (30) days to cure the deficiency. If Employee does not cure the deficiency within said thirty (30) day period, then Employee's termination shall take effect at the end of such period. A termination pursuant to Subsection (vi), (vii), or for any other Cause shall take effect immediately upon the giving of notice.

                  5.       CONFIDENTIAL INFORMATION.

                           A.     DEFINITION OF CONFIDENTIAL INFORMATION.
Employer is in the business of designing, creating, perfecting, marketing, distributing, selling and servicing computer software and Internet-based products and services, and Employer has built up an established and extensive trade and reputation in the industry. Employer has developed and continues to develop commercially valuable technical and non-technical information ("Confidential Information") that is proprietary and confidential and/or constitutes Employer's "trade secrets" within the meaning of the Idaho Trade Secrets Act, Idaho Code Sections 48-801B48-807. Such Confidential Information, which is vital to the success of Employer's business, includes, but is not necessarily limited to: programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or unpatented technology, research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plans, specialized requests of Employer's customers, and other materials and documents developed by Employer. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Employer or in Employer's possession under an agreement of nondisclosure. Through Employee's employment, Employee may become acquainted with or contribute to Employer's Confidential Information through inventions, discoveries, improvements, software development, and/or in other ways.

                           B.     EMPLOYEE ACCESS TO CONFIDENTIAL
INFORMATION. Employee shall: (a) access only such Confidential Information as is reasonably necessary to perform Employee's job functions; and (b) allow access to Confidential Information under Employee's control to only those of Employee's co-employees whose job functions for Employer reasonably necessitate access to such Confidential Information.

                           C.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION.
Employee shall not, at any time, either during or subsequent to employment, directly or indirectly, appropriate, disclose or divulge any Confidential Information to any person not then employed by Employer, unless authorized or directed to do so by Employer. If Employer authorizes or directs Employee to disclose Confidential Information to any third party, Employee must ensure that a signed confidentiality agreement for the benefit of Employer is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

                           D.     RETURN OF CONFIDENTIAL AND OTHER
INFORMATION. All Confidential Information provided to Employee, and all documents and things prepared by Employee in the course of Employee's employment, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, notebooks, reports, flow-charts, computer programs, proposals, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Employer and shall be returned immediately to Employer upon termination of employment or upon Employer's request at any time.

                           E.     OWNERSHIP OF CONFIDENTIAL INFORMATION.
Employee hereby grants to Employer, and Employer hereby accepts, the entire right, title, and interest of Employee in and to any of the Confidential Information created or developed by Employee, or that may be created or developed by Employee during the term of Employee's employment by Employer (whether created or developed within or outside the course and scope of Employee's employment by Employer), including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the copyright laws of the United States. Employee shall cooperate with Employer or its designees and execute assignments, oaths, declarations, and other documents prepared by Employer, to effect the terms of this Section 5E or to perfect or enforce any proprietary rights resulting from or related to this Agreement. Such cooperation and execution shall be at no additional compensation to Employee; provided, however, Employer shall reimburse Employee for reasonable out-of-pocket expenses incurred at the specific request of Employer.

                  6. NONCOMPETITION OBLIGATIONS. During the term of Employee's employment with Employer, and for a period of twelve (12) months immediately following termination of such employment for any reason, Employee will not, directly or indirectly, at any place in the world, engage or become interested (as owner, stockholder, partner, director, officer, member, creditor, consultant, or employee) in any business in competition with any portion of the business conducted by Employer at any time during Employee's employment with Employer. Employee acknowledges that Employer is doing business throughout the world, that Employee is reasonably expected to have contact with Employer's customers throughout the world during the term of Employee's employment with Employer, and that the worldwide geographic scope of this covenant is reasonably necessary to protect Employer's legitimate business interests.

                  7. CUSTOMER NON-SOLICITATION. Employee will not, during the term of employment with Employer and for twelve (12) months following termination of such employment for any reason, solicit, divert, take away, or attempt to solicit, divert or take away, any of Employer's customers or the business or patronage of any such customers, either for him/herself or on behalf of any other person, partnership, corporation or other entity, unless agreed to in writing by Employee and Employer.

                  8. CO-EMPLOYEE NON-SOLICITATION. Employee will not, during the term of employment with Employer and for twelve (12) months following termination of such employment for any reason, solicit, recruit or hire any other employee of Employer, either for him/herself or on behalf of any other person, partnership, corporation or other entity, unless agreed to in writing by Employee and Employer.

                  9.       ENFORCEMENT.

                           A.     REASONABLENESS OF RESTRICTIONS. Employee
acknowledges that compliance with this Agreement is reasonable and necessary to protect Employer's legitimate business interests, including but not limited to Employer's goodwill.

                           B.     IRREPARABLE HARM. Employee acknowledges
that a breach of Employee's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Employer for which there is no adequate remedy at law.

                           C.     INJUNCTIVE RELIEF. Employee agrees that in
the event Employee breaches this Agreement, Employer shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Employee.

                           D.     EXTENSION OF COVENANTS. In the event
Employee violates any one or more of the covenants contained in sections 6 through 8 of this Agreement, Employee agrees that the running of the term of each covenant so violated shall be tolled during the period(s) of any such violation and the pendency of any litigation arising out of any such violation.

                           E.     JUDICIAL MODIFICATION. The parties have
attempted to limit Employee's right to compete only to the extent necessary to protect Employer from unfair business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

                           F.     ATTORNEY FEES. In the event it becomes
necessary for either party to this Agreement to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this Agreement, the prevailing party shall be entitled to recover said party's reasonable attorney's fees, plus court costs and expenses, from the nonprevailing party.

                           G.     WITHHOLDING FROM FINAL PAYCHECK. Employee
expressly authorizes Employer to withhold and deduct from Employee's final wages any amounts owed by Employee to Employer at the time of the termination of employment, including but not limited to, any draw deficiencies, reimbursement for unearned commissions, and the value of unreturned or damaged Employer property. Employee further expressly agrees to repay to Employer any additional sums owed by Employee to Employer (above that which can be withheld) immediately upon termination of Employee's employment. Employee agrees that this paragraph waives and supersedes any and all federal, state and local laws to the contrary, to the full extent allowed by law.

                  10. INDEMNITY. Employee warrants and represents that Employee has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, restrictive covenant, or other agreement entered into by Employee while in the employment of any other employer; that Employee has not given and will not give to Employer at any time any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of any other employer; that Employee's employment with Employer is not restricted or limited in any way by any such employment agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Employee is in all respects duly qualified and eligible to work for Employer. In the event any legal or administrative action is commenced against Employee, Employer or both, arising out of Employee's former employment by another employer or Employee's illegal action or violation of one or more of the warranties or representations set forth in this section, Employee agrees to indemnify Employer for all damages, costs and expenses, including reasonable attorney fees, which Employer may have to pay in connection with such legal or administrative action.

                  11.      MISCELLANEOUS.

                           A.     SURVIVAL. Employee understands that this
Agreement shall be effective as of the date first written above and that the terms of this Agreement shall remain in full force and effect not only during the continuation of Employee's employment, but also after the termination of employment for any reason by Employer or Employee.

                           B.     WAIVER. Failure of Employer to exercise or
otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of any breach, nor prevent Employer from thereafter enforcing strict compliance with any and all terms of this Agreement.

                           C.     SEVERABILITY. If any part of this Agreement
shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from this Agreement or amended, as the case may be, in order to render the remainder of this Agreement valid and enforceable.

                           D.     AGREEMENT BINDING. This Agreement shall be
binding upon and inure to the benefit of Employer, Employer's successors and assigns, Employee and Employee's heirs, executors, administrators and legal representatives.

                           E.     GOVERNING LAW. This Agreement is made and
entered into in the State of Idaho, where Employer has its principal place of business, and concerns employment situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Idaho.

                           F.     TITLES AND CAPTIONS. All section and
paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

                           G.     ENTIRE AGREEMENT. This Agreement contains
all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or between Employer and Employee, or either of them, concerning the matters set forth in this Agreement. Employee acknowledges that no person who is an agent or employee of Employer may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

                  EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ AND UNDERSTANDS THE ENTIRE CONTENTS OF THIS AGREEMENT AND THAT EMPLOYEE HAS RECEIVED A COPY OF THIS AGREEMENT.

                                    EMPLOYER:

                                    NET.CAPITOL, INC.

                                    By ___________________________________
                                       Anthony J. Paquin, Director

                                    EMPLOYEE:


                                    ______________________________________
                                    Oron Strauss

                    EXHIBIT 1 TO EMPLOYMENT, CONFIDENTIALITY
                          AND NONCOMPETITION AGREEMENT
                             DATED DECEMBER 15, 1999

Employee's Job Title:               CEO, President of Net.Capitol, Inc.

Base Salary:                        $125,000 annually for the term of this Agreement, payable at the same frequency as Employer's other employees.

Stock Options:                      In January 2000, Employer shall cause its parent, Netivation.com, Inc.
                                    ("Netivation") to grant to Employee an option to acquire up to 40,000 shares of Netivation's common stock pursuant to and subject to the terms of
                                    Netivation's 1999 Equity Incentive Plan. The options shall be exercisable at the fair market value of Netivation's common stock price as listed on the
                                    Nasdaq National Market at the end of trading on the Closing Date of the Merger
                                    (capitalized terms not otherwise defined in this Employment Agreement shall have the meaning ascribed to them in the Merger Agreement to which Employer is a party dated November 17, 1999).  The options shall be subject to lock-ups and restrictions required by the IPO underwriter.  The options shall vest as follows:

                                    CONTINUOUS EMPLOYMENT
                                    FROM SIGNING AGREEMENT                      PORTION EXERCISABLE
                                    ----------------------                      -------------------
                                    January 31, 2000                                  1/3
                                    December 31, 2000                                 1/3
                                    December 31, 2001                                 1/3

                                    Additional Stock Options: In January 2000, Employer shall cause Netivation to grant to Employee additional options to acquire shares of Netivation's common stock pursuant to and subject to the terms of Netivation's 1999
                                    Equity Incentive Plan. The options shall be exercisable at the fair market value of Netivation's common stock price as listed on the Nasdaq National
                                    Market at the end of trading on the Closing Date of the Merger. The options shall be subject to lock-ups and restrictions required by the IPO underwriter. The options shall vest as follows:

                                    AMOUNT                                      100% VESTMENT DATE
                                    ------                                      ------------------
                                    20,000 regular incentive shares             12/31/03**
                                    10,000 bonus incentive shares               12/31/03**

                                    ** Vesting accelerates to 01/31/00 as follows:

                                    1999 GROSS REVENUE            REGULAR OPTIONS           BONUS OPTIONS
                                    ------------------            ---------------           -------------
                                    greater than $1,500,000            100%                      100%
                                    greater than $1,250,000            100%                      50%
                                    greater than $1,000,000            100%                      0%
                                    greater than $500,000              50%                       0%

                                    Employee acknowledges that the grant of options to Employee is not an employment agreement and does not create any obligation to continue
                                    Employee's employment beyond the terms stated in this Employment,
                                    Confidentiality and Noncompetition Agreement.

Benefits:                           Employee shall participate in employee benefit programs, such as paid vacation,life insurance, medical, disability and ther similar plans that now or during the term of this Agreement are made generally available to executives of Employer of comparable position.

Expenses:                           Employer will reimburse Employee for reasonable expenses for entertainment, travel, phone, day-to-day expenses and similar items that he incurs on behalf of Employer.

                                        EMPLOYER:

                                        NET.CAPITOL, INC.

                                        By __________________________________
                                            Anthony J. Paquin, Director

                                        EMPLOYEE:

                                        _____________________________________
                                        Oron Strauss